SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 11, 2006

STATION CASINOS, INC

(Exact name of registrant as specified in its charter)

Nevada	000-21640	88-0136443
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2411 West Sahara Avenue, Las Vegas, Nevada		89102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 367-2411

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 10, 2006, Station Casinos, Inc. (the “Company”) repurchased approximately $232 million of its common stock from Goldman Sachs & Co. (“Goldman Sachs”) in a private transaction in connection with an accelerated stock buyback (“ASB”) program. Pursuant to the terms of the ASB program, Goldman Sachs has delivered 2.7 million shares of the Company’s stock to the Company to date. The Company could receive up to an additional 367,539 shares from Goldman Sachs subject to the volume weighted average price of the Company’s stock during the term of the ASB program and collar provisions setting minimum and maximum prices for the repurchase of such shares.

The stock repurchase was funded from borrowings under the Company’s senior bank facility. The repurchased shares will be held in treasury.

In addition, the Company issued a press release on April 11, 2006 announcing the ASB program. A copy of the press release is attached hereto as Exhibit 99.1.

The terms and conditions of the ASB program are more fully described in the Master Confirmation (attached hereto as Exhibit 99.2 and incorporated herein by reference), dated as of April 3, 2006, and the Supplemental Confirmation (attached hereto as Exhibit 99.3 and incorporated herein by reference), dated as of April 3, 2006. The foregoing summary of the ASB program is qualified in its entirety by reference to the text of the aforementioned agreements.

Goldman Sachs has agreed that its purchases of the Company’s common stock in the open market under the ASB program will be accomplished in accordance with the Rule 10b-18 volume and timing guidelines applicable to the Company.

In 2001, the Company’s Board of Directors authorized the Company to repurchase up to 10 million shares of its common stock, in addition to approximately 9.5 million shares previously authorized for repurchase under a prior share repurchase program. As of December 31, 2005, about 10.1 million shares of the Company’s common stock remained available for repurchase. Upon the completion of the ASB program, the Company will have repurchased between 7.1 million and 7.4 million shares of its common stock since December 31, 2005 and will have between 2.7 million and 3.1 million shares remaining under its existing share repurchase authorization.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth above in “Item 1.01. Entry into a Material Definitive Agreement.” is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit	Description
99.1	Press Release dated April 11, 2006
99.2	Master Confirmation entered into by the Company and Goldman Sachs on April 3, 2006.
99.3	Supplemental Confirmation entered into by the Company and Goldman Sachs on April 3, 2006.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Station Casinos, Inc.

Date: April 11, 2006	By:	/s/ Glenn C. Christenson
Glenn C. Christenson Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer